EXHIBIT 1.1



			    UNDERWRITING AGREEMENT



							    October 26, 1995



SunAmerica Inc.
1 SunAmerica Center
Century City
Los Angeles, California  90067-6022

Dear Ladies and Gentlemen:

	    We (collectively, the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that SunAmerica Inc. a Maryland corporation (the "Company"), proposes to issue and sell 4,000,000 shares (the "Firm Securities") of its $3.10 Depositary Shares (the "Depositary Shares") and not more than 600,000 of its Depositary Shares (the "Additional Securities"), if any, to the extent we shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Securities on the terms described below. The Firm Securities and the Additional Securities are hereinafter collectively referred to herein as the "Offered Securities."

	    Each Depositary Share will represent one-fiftieth of a share of Series E Mandatory Conversion Premium Dividend Preferred Stock (the "Preferred Securities") of the Company. The Preferred Securities will, when issued, be deposited by the Company against delivery of Depositary Receipts ("Depositary Receipts")to be issued by The Bank of New York, as depositary (the "Depositary"), under a Deposit Agreement dated as of November 1, 1995 (the "Deposit Agreement") among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will represent one or more Depositary Shares.

	    Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective number of Firm Securities set forth below opposite their names at a purchase price per Offered Security of $60.2950:



							Number of shares of
		     Name                                  Firm Securities
		     ----                               --------------------
Merrill Lynch, Pierce, Fenner & Smith
	    Incorporated......................                  973,334
Morgan Stanley & Co. Incorporated.............                  973,333
Goldman, Sachs & Co. .........................                  973,333
Dean Witter Reynolds Inc......................                  120,000
J.P. Morgan Securities Inc....................                  120,000
Oppenheimer & Co., Inc........................                  120,000
Schroder Wertheim & Co. Incorporated..........                  120,000
Dain Bosworth Incorporated....................                   60,000
EVEREN Securities, Inc........................                   60,000
Forum Capital Markets L. P....................                   60,000
Furman Selz Incorporated......................                   60,000
Jefferies & Company, Inc......................                   60,000
Edward D. Jones & Co..........................                   60,000
Parallax Group, Inc. .........................                   60,000
Piper Jaffray Inc. ...........................                   60,000
Wedbush Morgan Securities.....................                   60,000
Wheat, First Securities, Inc..................                   60,000
							      ---------
							      4,000,000

	    On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, all or a part of the Additional Securities at the purchase price per Offered Security listed above. Additional Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional securities as you may determine) that bears the same proportion to the total number of Additional Securities to be purchased as the amount of Firm Securities set forth above opposite the name of such Underwriter bears to the total amount of Firm Securities.

	    The Underwriters will pay for the Firm Securities upon delivery thereof at the offices of Merrill Lynch, Pierce, Fenner & Smith Incorporated in New York City, and payment of the purchase price for the Firm Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom, Los Angeles, at 10:00 a.m. (New York time) on November 1, 1995, or at such other time, not later than 5:00 p.m. (New York time) on November 6, 1995, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date."

	    The Underwriters will pay for any Additional Securities upon delivery thereof at the offices of Merrill Lynch, Pierce, Fenner & Smith Incorporated in New York City, and payment of the purchase price for the Additional Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom, Los Angeles, at 10:00 a.m. (New York time), on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than the date ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the Manager to the Company of our determination, on behalf of the Underwriters, to purchase an aggregate number, specified in said notice, of Additional Securities, as shall be designated in writing by us. Such notice of determination to exercise the option to purchase Additional Securities and of the designated Option Closing Date (defined below) may be given by the Manager at any time during the 30 days after the date of this Agreement. The designated time and date of such payment and delivery are hereinafter referred to as the "Option Closing Date."

	    The Offered Securities shall have the terms set forth in the Prospectus dated September 29, 1995, and the Prospectus Supplement dated October 26, 1995, including the following (with the terms of the Preferred Securities being established to reflect that each Offered Security represents one-fiftieth of a Preferred Security):

Terms of Offered Securities

	Aggregate Number of
	  Firm Securities:                   4,000,000

	Aggregate Number of
	  Additional Securities:             600,000

	Initial Public Offering
	  Price:                             $62.00 per share

	Purchase Price:                      $60.295 per share

	Closing Date:                        November 1, 1995

	Annual Dividend Rate:                $3.10 per share

	Initial Call Price:                  $81.00 per share

	Daily Call Price Decline
	  Rate:                              $.006111 per share

	Initial Premium for
	  Business Combinations:             $6.60 per share

	Daily Premium Decline Rate:          $.006111 per share

	Lock-Up Securities and
	  Lock-Up Period:                    Any securities similar to the
					     Offered Securities, the Preferred
					     Securities or the Company's
					     Common Stock; 60 days from the
					     date hereof

	    The Company hereby agrees that, without our prior written consent, it will not, and will cause its subsidiaries not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of or otherwise dispose of or enter into any agreement to sell any shares of the securities listed above as "Lock-Up Securities," or any securities convertible into or exchangeable for Lock-Up Securities, for the period listed above as the "Lock-Up Period" in respect of such Lock-Up Securities; provided, however, that such restriction shall not affect the ability of the Company or its subsidiaries to take any such action (i) as a consequence of obligations under securities outstanding prior to the date hereof, (ii) in connection with any employee benefit or incentive plans of the Company or its subsidiaries or
(iii) in connection with the offering of the Offered Securities contemplated hereby.

	    All provisions contained in the document entitled SunAmerica Inc. Underwriting Agreement Standard Provisions (Equity Securities) dated September 29, 1995, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.

	    The Company will pay all expenses incident to the performance of its obligations under this Agreement and will pay the expenses of printing all documents relating to the offering and of the mailing and delivering of copies thereof to the Underwriters and any fees charged by investment rating agencies for rating the Offered Securities or the Preferred Securities.

	    The Company recognizes and acknowledges for all purposes of this Agreement that the only information relating to any underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in the Registration Statement or the Prospectus consists of the last paragraph on the cover page of the Prospectus Supplement, and the names of the Underwriters, the second paragraph and the last paragraph under the caption "Underwriting" in the Prospectus Supplement.

	    Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.


Very truly yours,

MERRILL LYNCH & CO.,
  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.,

Acting severally on behalf of themselves and the several Underwriters named herein


By: Merrill Lynch & Co.,
      Merrill Lynch, Pierce, Fenner & Smith
		     Incorporated

By: _______________________
    Name:
    Title:

Accepted:

SUNAMERICA INC.


By: _______________________
    Name: James R. Belardi
    Title: Senior Vice President and Treasurer



			       SUNAMERICA INC.

			    UNDERWRITING AGREEMENT

			     STANDARD PROVISIONS
			      (EQUITY SECURITIES)


							   September 29, 1995



	       From time to time, SunAmerica Inc., a Maryland corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

	       The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Offered Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means such registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement at the time of effectiveness relating to senior and subordinated debt securities, preferred stock and common stock of the Company and warrants to purchase the foregoing. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

	       The term "Depositary Shares" means the Depositary Shares of the Company specified in the Underwriting Agreement, each Depositary Share representing the portion specified in the Underwriting Agreement of a share of the series of a share of the series of Preferred Stock, no par value, of the Company (the "Preferred Stock") specified in the Underwriting Agreement. The Preferred Stock will, when issued, be deposited by the Company against delivery of Depositary Receipts ("Depositary Receipts") to be issued by the Bank of New York, as depositary (the "Depositary"), under a Deposit Agreement (the "Deposit Agreement") among the Company, the Depositary and the holders from time to time of the Depositary receipts issued thereunder. Each Depositary receipt will represent one or more Depositary Shares. If Depositary Shares are being sold pursuant to the Underwriting Agreement then, as used herein, term Depositary Shares also means the Offered Securities.

	       1. Representations and Warranties. The Company represents and warrants to each of the Underwriters that:

	       (a) The Registration Statement (including the most recent post-effective amendment thereto, if any) has been declared effective by the Commission; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

	       (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Registration Statement, since the later of the date it became effective and the date of the most recent post-effective amendment, if any, will not fail to reflect any facts or events which individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement as of such date, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

	       (c) This Agreement and the transactions contemplated hereby have been duly authorized, and this Agreement has been duly executed and delivered by the Company.

	       (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

	       (e) Each of SunAmerica Insurance Company, First SunAmerica Life Insurance Company, Anchor National Life Insurance Company, SunAmerica Asset Management Corp., Resources Trust Company, Royal Alliance Associates, Inc. and SunAmerica Securities, Inc. (together, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; and all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned (except for directors qualifying shares) directly or through subsidiaries, by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

	       (f) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to reservations, stock option agreements, employee benefit plans or the exercise of convertible securities which may be referred to in the Registration Statement and Prospectus); all of the issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights.

	       (g) The shares of Preferred Stock represented by the Depositary Shares have been duly authorized and, when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Preferred Stock will be validly issued, fully paid and non-assessable.

	       (h) None of the Company nor any of the Subsidiaries is in violation of its respective charter or bylaws, as applicable, or in default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or of any of the Subsidiaries is subject, or in violation of any applicable law, administrative regulation or administrative or court order or decree, which violation or default would, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement and the issuance and sale of the Offered Securities and the deposit of the Preferred Stock in accordance with the Deposit Agreement, will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except for a conflict, breach, default, lien, charge or encumbrance which would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of the Subsidiaries or any applicable law, administrative regulation or administrative or court decree and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the issuance and sale of the Offered Securities, except such as may be required by the securities or Blue Sky laws or insurance securities laws of the various states in connection with the offer and sale of the Offered Securities.

	       (i) There are no legal or governmental proceedings pending or, to the knowledge of the Company threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or which are reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, or which would be reasonably likely to materially and adversely affect a material portion of the properties or assets thereof or which is reasonably likely to materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business of the Company or any of its subsidiaries, are, considered in the aggregate, not material; and there are no contracts or documents that are required to be filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the rules and regulations thereunder, that have not been filed as required, except that on the business day following the date of the Underwriting Agreement, the Company will file on Form 8-K certain exhibits relating to the Depositary Shares, the Preferred Stock and the transactions contemplated hereby.

	       (j) Price Waterhouse LLP, the accountants who certified the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement and Prospectus, are independent public accountants with respect to the Company and the subsidiaries of the Company as required by the Securities Act and the rules and regulations promulgated thereunder.

	       (k) The financial statements of the Company included or incorporated by reference in the Registration Statement or Prospectus present fairly the financial position of the Company and the consolidated subsidiaries of the Company as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the ratios of earnings to combined fixed charges (including preferred stock dividends) included in the Registration Statement or Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission; and the supporting schedules included or incorporated by reference in the Registration Statement or Prospectus present fairly the information required to be included therein.

	       (l) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as otherwise stated or contemplated therein, (i) there has been no material adverse change and no development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of the Subsidiaries which are material to the Company and its subsidiaries, considered as one enterprise, other than those entered into in the ordinary course of business and (iii) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

	       (m) The Company and the Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state or federal regulatory agencies or bodies as are necessary to conduct the business as now conducted by them and as described in the Registration Statement or Prospectus, except where the failure to so possess such certificates, authorizations or permits would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

	       (n) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

	       (o) There are no holders of securities of the Company with currently exercisable registration rights to have any securities registered as part of the Registration Statement or included in the offering contemplated by this Agreement.

	       (p) Assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Depositary Share will represent an interest in the portion specified in the Underwriting Agreement of a share of a validly issued, outstanding, fully paid and nonassessable share of Preferred Stock; assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

	       (q) The Deposit Agreement has been duly authorized and, as of the Closing Date, will have been duly executed and delivered by the Company.

	       (r) The Offered Securities, the Preferred Stock and the Common Stock issuable upon conversion or redemption of the Preferred Stock conform in all material respects to the respective statements relating thereto contained in the Prospectus and the Registration Statement.

	       (s) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

	       (t) The shares of Common Stock, par value $1 per share (the "Common Stock"), initially reserved for issuance upon conversion of the Preferred Stock (the "Underlying Securities") have been duly authorized and have been or, in the case of any shares of Common Stock issuable at the Company's option upon redemption of the Preferred Stock, such shares will be, prior to their issuance, validly reserved for issuance.

	       (u) When the Underlying Securities are issued upon conversion of the Preferred Stock in accordance with the terms of the Articles Supplementary governing the Preferred Stock (the "Articles Supplementary"), such Underlying Securities will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or other right to subscribe for or purchase such Underlying Securities.

	       2. Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

	       3. Purchase and Delivery. Payment for the Offered Securities to be purchased by the Underwriters on the Closing Date or the Option Closing Date, as the case may be, shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House or similar next-day funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities in certificated form, registered in such names and in such denominations as the Manager shall request in writing not less than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid.

	       4. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

	       (a) No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

	       (b) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

	       (c) The Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clauses (a) and
	 (b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the obligations on its part to be performed or satisfied on or before the Closing Date.

	       The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

	       (d) The Manager shall have received on the Closing Date opinions of Piper & Marbury L.L.P., Maryland counsel to the Company, Susan L. Harris, Esq., Vice President and General Counsel--Corporate Affairs for the Company, and Davis Polk & Wardwell, special counsel to the Company, dated the Closing Date, to the effect set forth in Exhibits A, B and C, respectively. In giving such opinion, Ms. Harris may rely, as to matters governed by laws other than the laws of the State of California and the federal law of the United States of America, on an opinion or opinions of Davis Polk & Wardwell and Piper & Marbury L.L.P., and Davis Polk & Wardwell may rely, as to matters governed by laws other than the laws of the State of New York and the federal law of the United States of America, on an opinion of Piper & Marbury L.L.P., in each case so long as such opinion shall be dated the Closing Date and in form and substance satisfactory to the Manager, and shall expressly permit the Underwriters to rely thereon as if such opinion were addressed to Underwriters.

	       (e) The Manager shall have received on the Closing Date an opinion of special counsel for the Underwriters (the selection of whom shall be approved by the Company), dated the Closing Date, to the effect set forth in paragraphs (i), (ii), (iii) and (iv) in Exhibit A and paragraphs (i), (ii), (iv)(2) and (3), (v) and (vi) in Exhibit C. In giving such opinion, such counsel may rely, as to matters governed by laws other than the federal law of the United States of America, on an opinion or opinions of local counsel satisfactory to the Manager, so long as each such opinion shall be dated the Closing Date and in form and substance satisfactory to the Manager, and shall expressly permit the Underwriters to rely thereon as if such opinion were addressed to Underwriters.

	       (f) The Manager shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Manager, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters in accordance with AICPA standards, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

	       (g) The Offered Securities and the Underlying Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

	       (h) On the Closing Date, (i) the Preferred Stock shall have a rating of at least "Baa2" from Moody's Investors Service, Inc. and at least "A-" from Standard & Poor's Corporation as evidenced in a letter from such rating agencies or by other evidence satisfactory to the Manager and (ii) no securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization and the Company shall have delivered to the Manager a letter from such rating agency (or other evidence satisfactory to the Manager), confirming that the Preferred Stock has such ratings.

	       (i) The Manager shall have received a letter from Mr. Eli Broad, substantially as set forth in the Prospectus in the last sentence of the fourth paragraph under the caption "Underwriting," and such letter shall remain in effect and no terms thereof shall have been violated.

	       The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to delivery to the Manager on the Option Closing Date of such opinions, certificates and documents contemplated by this Section 5 as such Manager shall reasonably request relating to the issuance of the Additional Securities.

	       5. Covenants of the Company. In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:

	       (a) To furnish the Manager, without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

	       (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects.

	       (c) If, during such period after the first date of the public offering of the Offered Securities as the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law.

	       (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws or insurance securities laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Offered Securities by the National Association of Securities Dealers, Inc.

	       (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

	       (f) During the period mentioned in paragraph (c) above, to advise the Underwriters promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose.

	       6. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by any Underwriter in writing through the Manager expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to such purchase, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. This indemnity will be in addition to any liability which the Company may otherwise have.

	       Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only to the extent that any untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company by any Underwriter in writing through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. This indemnity will be in addition to any liability which the Underwriters may otherwise have.

	       In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

	       If the indemnification provided for in the first or second paragraph in this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this
Section 6 are several in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters and not joint.

	       The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

	       The indemnity and contribution provisions contained in this
Section 6 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

	       7. Termination. This Agreement shall be subject to termination, by notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse, or (iv) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, and (b) in the case of any of the events specified in clauses (a)(i) through (iii), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

	       8. Defaulting Underwriters. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Offered Securities set forth opposite their respective names above bears to the aggregate number of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by a number in excess of one-ninth of such number of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities to be purchased on such date and the aggregate number of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities to be purchased on such date and the aggregate number of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Offered Securities to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Offered Securities to be purchased on such date or (ii) purchase not less than the number of Offered Securities that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

	       If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Offered Securities. Nothing in the foregoing sentence shall limit the Company's obligations to pay expenses as provided in Section 5.

	       9. Miscellaneous. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

	       This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

	       10. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

	       11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same agreement.



								Exhibit A




		 Opinion of Maryland Counsel for the Company


	       The opinion of Piper & Marbury L.L.P., Maryland counsel for the Company, to be delivered pursuant to Section 4(d) of the Underwriting Agreement, shall be limited to the laws of the State of Maryland and shall be to the effect that:

	       (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws under the State of Maryland; and the Company has the corporate power under the laws of the State of Maryland and under its charter to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

	     (ii) each of the Deposit Agreement and the Underwriting Agreement have been duly authorized and executed by the Company;

	    (iii) the Preferred Stock, the Offered Securities and the deposit of the Preferred Stock in accordance with the Deposit Agreement have been duly authorized, and when issued and delivered by the Company pursuant to this Agreement, the Preferred Stock will be validly issued, and fully paid and non-assessable;

	     (iv) the statements in the Prospectus under the captions "Description of the Series E Shares and the Depository Shares -- Series E Shares" and "Description of Capital Stock," in each case insofar as such statements constitute summaries of the legal matters or documents or proceedings referred to therein, fairly present the matters referred to therein;

	       (v) the execution and delivery of each of the Deposit Agreement and the Underwriting Agreement and the consummation of the transactions contemplated therein, will not result in any violation of the provisions of the articles of incorporation or by-laws of the Company or, any material applicable law, administrative regulations or administrative or court decree applicable to the Company (except that no opinion need be expressed with respect to Maryland securities or Blue Sky laws);

	     (vi) the shares of Common Stock issuable upon conversion of the Preferred Stock have been duly authorized and reserved for issuance upon such conversion, and such shares, when issued and delivered upon such conversion in the manner provided in the Articles Supplementary will be validly issued, fully paid and non-assessable and the issuance of such shares upon such conversion in the manner provided in the Articles Supplementary will not be subject to any preemptive or other similar rights arising by law;

	    (vii) The forms of certificates used to evidence the Offered Securities, the Preferred Stock and the Common Stock comply with all applicable statutory requirements; and

	   (viii) The Company's Restated Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation on October 3, 1991 represented on such date the true, correct and complete articles of incorporation, as amended, governing the Company;




							       Exhibit B



		     Opinion of Counsel for the Company


	       The opinion of Susan L. Harris, Vice President and General Counsel--Corporate Affairs of the Company, to be delivered pursuant to Section 5(d) of the Underwriting Agreement shall be to the effect that:

	       (i) to the best of such counsel's knowledge and information, the Company is duly qualified as a foreign corporation to transact business and in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, on the earnings or business affairs of the Company and its subsidiaries, taken as a whole;

	       (ii) The authorized, issued and outstanding capital stock of the Company is correctly set forth in the Prospectus under "Description of the Series E Shares and Depositary Shares--Series E Shares" and "Description of Capital Stock" as of its date;

	       (iii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and Prospectus, it being understood that as to each Subsidiary other than Anchor National Life Insurance Company, the foregoing opinion is based solely on a certificate dated as of a recent date of an appropriate official of the jurisdiction of incorporation of such subsidiaries and, as applicable, a letter from CT Corporation System dated as of a recent date as to the good standing of such Subsidiary in such jurisdiction, copies of which will be delivered to the Manager on the date of such opinion; nothing has come to the attention of such counsel to lead such counsel to believe that any of SunAmerica Life Insurance Company, Anchor National Life Insurance Company or SunAMerica Asset Management Corp. is not duly qualified as a foreign corporation to transact business or is not in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; to the best of such counsel's knowledge and information, all of the issued and outstanding capital stock of each Subsidiary is owned (except for directors qualifying shares) directly or through subsidiaries, by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

	       (iv) the issuance and delivery of the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock, the execution and delivery of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property of assets of the Company or any of the Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except for a conflict, breach, default, lien, charge or encumbrance which would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company and the Subsidiaries or any material applicable law, administrative regulation or administrative or court decree and, to the best of such counsel's knowledge and information, no consent, approval, authorization or order of or qualification with any court or administrative or governmental authority or agency is required for the performance by the Company of its obligations under the Underwriting Agreement or the issuance and sale of the Offered Securities or the Preferred Stock, except such as may be required by the Securities Act or the rules and regulations thereunder, the securities or Blue Sky laws or insurance securities laws of the various states or except such as have been obtained;

	       (v) to the best of such counsel's knowledge and information, there are no statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not described as required and there are no legal or governmental proceedings pending or threatened which are required to be described in the Registration Statement, other than these disclosed therein;

	       (vi) To the best of such counsel's knowledge and information there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto, other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects and, to the best of such counsel's knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage loan agreement, note, lease or other instrument so described, referred to or filed, which default could have a material adverse effect on the Company and its subsidiaries considered as one enterprise;

	       (vii) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus at the time it was filed or last amended (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) believes that (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any belief) each part of the Registration Statement, when such part became effective and as of the date of the Underwriting Agreement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
	 (3) is of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of the date hereof, (except in each case for financial statements, supporting schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any opinion) appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) believes that (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

	       (viii) the Registration Statement is effective under the Securities Act of 1933, as amended, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect under the Securities Act, and no proceedings for such purpose are pending before or threatened by the Commission.

		     With respect to the foregoing paragraph, such counsel may state that her opinion and belief are based upon her participation in the preparation of the Registration Statement and Prospectus and any amendments, supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.


							      Exhibit C



		 Opinion of Special Counsel for the Company


	       The opinion of Davis Polk & Wardwell, special counsel to the Company, to be delivered pursuant to Section 4(d) of the Underwriting Agreement shall be to the effect that:

	       (i) assuming due authorization, execution and delivery by the Company, the Deposit Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability;

	       (ii) When the Depositary Shares evidenced by the Depositary Receipts are issued and delivered in accordance with the terms of the Deposit Agreement against the deposit of duly authorized and issued, fully paid and nonassessable shares of Preferred Stock, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement;

	     (iii) the statements in the Prospectus under the captions "Description of the Series E Shares and the Depositary Shares -- Depositary Shares" and "Federal Income Tax Considerations," insofar as such statements constitute summaries of the legal matters or documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings and fairly summarize the matters referred to therein;

	       (iv) such counsel (1) believes that (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein and any of the documents incorporated by reference therein, as to which such counsel need not express any belief) each part of the Registration Statement, when such part became effective and as of the date of the Underwriting Agreement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) is of the opinion that the Registration Statement as of its effective date and the Prospectus as of the date of such opinion (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein and any of the documents incorporated or deemed to be incorporated by reference therein, as to which such counsel need not express any opinion) appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (3) believes that (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein and any of the documents incorporated or deemed to be incorporated by reference therein, as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

	       (v) the Registration Statement is effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect under the Securities Act, and no proceedings for such purpose are pending before or threatened by the Commission.

	       (vi) the Company is not an "investment company" or a Company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

	       (vii) to the best of such counsel's knowledge and information, no consent, approval, authorization or order of or qualification with any New York State or federal court or New York State or federal administrative or governmental authority or agency is required for the issuance and sale of the Offered Securities, except such as may be required under the Securities Act, the Exchange Act or by the securities or Blue Sky laws or insurance securities laws of the various states or except such as have been allowed.

	       With respect to the opinion set forth in paragraph (iv), such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference) but are without independent check or verification, except as specified.